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                                                                  EXHIBIT NO. 3

                                    Bylaws


                                      of

                       ARMSTRONG WORLD INDUSTRIES, INC.
                            LANCASTER, PENNSYLVANIA
                         EFFECTIVE SEPTEMBER 20, 1999


                                   ARTICLE I

                                    Office

     The principal office of the Company shall be in Lancaster, Pennsylvania.

     All meetings of directors and stockholders shall be held at the principal office of the Company unless the Board of Directors shall decide otherwise, in which case such meetings may be held within or without the Commonwealth of Pennsylvania as the Board may from time to time direct.

                                  ARTICLE II

                            Stockholders' Meetings

     An annual meeting of stockholders shall be held in each calendar year on such date and at such time as may be fixed by the Board of Directors for the purpose of electing directors and the transaction of such other business as may properly come before the meeting.

     Special meetings of the stockholders may be called at any time by the President or the Board of Directors. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after the receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

     Special meetings of the holders of No Par Preferred Stock for the purpose of electing directors may be called as provided in the Articles of Incorporation, as amended.

     Written notice of the place, day, and hour of all meetings of stockholders and, in the case of a special meeting, of the general nature of the business to be transacted, shall be given to each stockholder of record entitled to vote at the particular meeting either personally or by sending a copy of the notice through the mail, or by telegram, charges prepaid, to the address of the stockholder appearing on the books of the Company or supplied by him to the Company for the purpose of notice. Except as otherwise provided by these bylaws or by law, such notice shall be given at least five days before the date of the meeting by the President, Vice President, or Secretary. A waiver in writing of any written notice required to be given, signed by the person entitled to such notice, whether before or after the time stated, shall be deemed equivalent to the giving of such notice. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the
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transaction of any business because the meeting was not lawfully called or convened.

     At any annual meeting or special meeting of stockholders, only such business as is properly brought before the meeting in accordance with this paragraph may be transacted. To be properly brought before any meeting, any proposed business must be either (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) if brought before the meeting by a stockholder, then
(1) the stockholder must have been a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting, and (2) written notification of such proposed business must have been received by the Secretary of the Company not later than (i), with respect to business to be proposed at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, that if the date of the annual meeting is more than thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, the notification must have been received within fifteen (15) days after the public announcement by the Company of the date of the annual meeting, and (ii), with respect to business to be proposed at a special meeting of stockholders, the close of business on the fifteenth (15th) day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier. Such stockholder notification shall set forth the nature of and reasons for the proposal in reasonable detail and, as to the stockholder giving notification, (1) the name and address, as they appear on the Company's books of such stockholder and (2) the class and total number of shares of the Company that are beneficially owned by such stockholder. Within fifteen
(15) days following receipt by the Secretary of a stockholder notification of proposed business pursuant hereto, the Company shall advise the stockholder of any deficiencies in the notification. The notifying stockholder may cure such deficiencies within fifteen (15) days after receipt of such advice, failing which the stockholder's notification shall be deemed invalid.

     Nominations of candidates for election to the Board of Directors may be made by the Board of Directors or by any stockholder of the Company entitled to notice of, and to vote at, any meeting called for the election of directors. Nominations, other than those made by or on behalf of the Board of Directors of the Company, shall be made in writing and shall be received by the Secretary of the Company not later than (i), with respect to an election of directors to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting provided that if the date of the annual meeting is more than thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, the stockholder nomination shall be received within fifteen (15) days after the public announcement by the Company of the date of the annual meeting, and (ii), with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the fifteenth (15th) day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier. Such nomination shall contain the following information to the extent known to the notifying stockholder: (a) the name, age, business address, and residence address of each proposed nominee and of the notifying stockholder; (b) the principal occupation of each proposed nominee; (c) a representation that the notifying stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) the class and total number of shares of the Company that are beneficially owned by the notifying stockholder and, if known,
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by the proposed nominee; (e) the total number of shares of the Company that will be voted by the notifying stockholder for each proposed nominee; (f) a description of all arrangements or understandings between the notifying stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying stockholder; (g) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (h) the consent of each nominee to serve as a director of the Company if so elected. Nominees of the Board of Directors shall, to the extent appropriate, provide the same information about themselves as in (a) through (h) above to the Secretary of the Company. The Company may request any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the qualifications of the proposed nominee to serve as a director of the Company. Within fifteen (15) days following the receipt by the Secretary of a stockholder notice of nomination pursuant hereto, the Board Affairs and Governance Committee shall instruct the Secretary of the Company to advise the notifying stockholder of any deficiencies in the notice as determined by the Committee. The notifying stockholder shall cure such deficiencies within fifteen (15) days of receipt of such notice. No persons shall be eligible for election as a director of the Company unless nominated in accordance herewith. Nominations not made in accordance herewith may, in the discretion of the presiding officer at the meeting and with the advice of the Board Affairs and Governance Committee, be disregarded by the presiding officer and, upon his or her instructions, all votes cast for each such nominee may be disregarded. The determinations of the presiding officer at the meeting shall be conclusive and binding upon all stockholders of the Company for all purposes.

     At any meeting of the stockholders, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast upon any matter shall constitute a quorum for the transaction of business upon such matter, and the stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

     Except as otherwise provided in the Articles of Incorporation, as amended, or by law, every stockholder of record shall have the right, at every stockholders' meeting, to one vote for every share standing in his name on the books of the Company. In each election of directors, every stockholder entitled to vote shall have the right to multiply the number of votes to which he may be entitled by the total number of directors to be elected, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates.

     Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. A proxy may be submitted to the Secretary by a stockholder in writing, by telephone, electronically or any other means permitted by law.
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     All questions shall be decided by the vote of the stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to cast, unless otherwise provided by the Articles of Incorporation, as amended, or by law.

     Elections for directors need not be by ballot except on demand made by a stockholder at the election and before the voting begins. In advance of any meeting of stockholders, the Board of Directors may appoint judges of election who need not be stockholders to act at such meeting or any adjournment thereof, and if such appointment is not made, the chairman of any such meeting may, and on request of any stockholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three; and if appointed at a meeting on request of one or more stockholders or proxies, the majority of the shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the person or officer acting as chairman. On request of the chairman of the meeting or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.

                                  ARTICLE III

                                   Directors

     SECTION 1. The business and affairs of the Company shall be managed under the direction of a Board of Directors. The directors need not be stockholders of the Company. The Board shall consist of not less than eight (8) nor more than eleven (11) directors, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office, such number being in addition to any directors that the holders of any class of preferred stock, voting as a class, may be entitled to elect as provided in the Articles of Incorporation, as amended, or in a resolution of the Board establishing any series of preferred stock.

     The directors, other than the directors to be elected by the holders of No Par Preferred Stock, voting as a class, shall be classified in respect to the time for which they shall severally hold office by dividing them into three classes, each consisting, as nearly as possible, of one-third of the whole number of such directors. At each annual meeting, the successors to the class of directors whose terms expire that year shall be elected to hold office for the term of three years. Each such director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Any vacancy in the office of any such director shall be filled by an election by the Board for the unexpired term.

     Directors to be elected by the holders of No Par Preferred Stock, voting as a class, shall be elected and hold office as provided in the Articles of Incorporation, as amended.

     SECTION 2. The Board of Directors shall hold an annual meeting, without notice, immediately following the annual meeting of the stockholders and shall elect a President, such number of Vice Presidents and Operation or Division Presidents as the Board may deem advisable, a Secretary, a Treasurer, a
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Controller, and such Assistant Secretaries and Assistant Treasurers as the Board
may deem advisable. The Board may also at its discretion elect a Chairman of the Board. Unless sooner removed by the Board, all officers shall hold office until the next annual meeting of the Board and until their successors shall have been elected. The Board shall also, from time to time, elect such other officers and agents as it deems advisable.

     The President and the Chairman of the Board, if elected, must be selected from the members of the Board of Directors, but the other officers may but need not be directors.

     Any two or more offices may be held by the same person except the offices of President and Secretary, but in no case shall the same person act in the same matter in two such official capacities.

     SECTION 3. All vacancies in office shall be filled by the Board of Directors, and the Board shall have power to define the duties of all officers and agents and fix their compensation and may remove at its discretion any officer or agent.

     SECTION 4. The Board of Directors shall hold meetings at such times and places as it may determine. Directors may participate in a meeting of the Board or a Committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. No notice of regular meetings of the Board need be given. Special meetings of the Board may be called by the President or a Vice President or the Secretary or by any two directors by giving written notice at least twenty-four hours in advance of the place, day and hour of the meeting to each director, either personally or by facsimile, telegram, or other means permitted by law.

     Attendance at any meeting of the Board shall be a waiver of notice thereof. If all the members of the Board are present at any meeting, no notice shall be required. A majority of the whole number of the directors shall constitute a quorum for the transaction of business, but if at any meeting a quorum shall not be present, the meeting may adjourn from time to time until a quorum shall be present.

     SECTION 5. The Board of Directors shall cause to be sent to the stockholders, within 120 days after the close of each fiscal year, financial statements which shall include a balance sheet as of the close of such year, together with statements of income and surplus for such year, prepared so as to present fairly its financial condition and results of its operations. Such financial statements shall have been examined in accordance with generally accepted auditing standards by a firm of independent certified public accountants selected by the Board and shall be accompanied by such firm's opinion as to the fairness of the presentation thereof.

     SECTION 6. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in such resolution shall have and exercise the authority of the Board in the management of the business and affairs of the Company.
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                                  ARTICLE IV

                                   OFFICERS

                                   President

     SECTION 1. The President shall be the chief executive officer of the Company. He shall preside at all meetings of the stockholders and, in the absence of a Chairman of the Board, at all meetings of the Board of Directors at which he is present. He shall be ex-officio a member of all standing committees. He shall have the custody of the corporate seal or may entrust the same to the Secretary. He shall make reports of the Company's business to the Board at such times as the Board shall require. He shall perform all the usual duties incident to the office of President.

              Vice Presidents and Operation or Division Presidents

     SECTION 2. In the absence or disability of the President, his duties shall be performed by one or more Vice Presidents or Operation or Division Presidents designated by the Board of Directors. They shall perform such other duties as may be assigned to them by the Board.

                             Chairman of the Board

     SECTION 3. The Chairman of the Board, if elected, shall preside at all meetings of the Board of Directors at which he is present. He shall perform such other duties as may be assigned to him by the Board.

                                   Secretary

     SECTION 4. The Secretary shall attend the meetings of the stockholders and Board of Directors and keep minutes thereof in suitable books. He shall send out notices of all meetings as required by law or these bylaws. He shall be ex-officio an Assistant Treasurer. He shall perform all the usual duties incident to the office of Secretary.

                             Assistant Secretaries

     SECTION 5. In the absence or disability of the Secretary, his duties shall be performed by the Assistant Secretaries. They shall perform such other duties as may be assigned to them by the Board of Directors.

                                   Treasurer

     SECTION 6. The Treasurer shall have custody of funds of the Company and keep or cause to be kept accurate accounts of all money received or payments made in books kept for that purpose. He shall deposit all money received by him in the name and to the credit of the Company in such bank or other place or places of deposit as the Board of Directors shall designate. He shall be ex-officio an Assistant Secretary. He shall perform all the usual duties incident to the office of Treasurer.

                              Assistant Treasurers

     SECTION 7. In the absence or disability of the Treasurer, his duties shall be performed by the Assistant Treasurers. They shall perform such other duties as may be assigned to them by the Board of Directors.
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                                   Controller

     SECTION 8. The Controller shall have general charge of the accounting of the Company and shall perform all the usual duties incident to the office of Controller.

                                     Bonds

     SECTION 9. Such officers and employees of the Company as the Board of Directors shall determine shall give bond for the faithful discharge of their duties in such form and for such amount and with such surety or sureties as the Board shall require. The expense of procuring such bonds shall be borne by the Company.

                                   ARTICLE V

                                     Seal

     The Company shall have a seal which shall contain the words "Armstrong World Industries, Inc.," in a circle within which the words "Incorporated Dec. 30, 1891" shall be contained.

                                   ARTICLE VI

                       Stock Certificates and Transfers

     Stock certificates shall be in such form as the Board of Directors may from time to time determine and shall either be signed by the President or one of the Vice Presidents or other officer designated by the Board, and countersigned by the Treasurer or an Assistant Treasurer or other officer designated by the Board and sealed with the seal of the Company, or, if not so signed and sealed, shall bear the engraved or printed facsimile signatures of the officers authorized to sign and the engraved or printed facsimile of the seal of the Company.

     The Board of Directors may appoint for any class of stock one or more incorporated banks or trust companies in the city of New York, New York, or elsewhere, to act as Registrar or Registrars, and also one or more incorporated banks or trust companies in the city of New York, New York, or elsewhere, to act as Transfer Agent or Transfer Agents. No certificate of stock of any class for which a Transfer Agent and Registrar have been appointed shall be valid or binding unless countersigned by a Transfer Agent and registered by a Registrar before issue.

     The shares of the capital stock of the Company shall, upon the surrender and cancellation of the certificate or certificates representing the same, be transferred upon the books of the Company at the request of the holder thereof, named in the surrendered certificate or certificates, in person or by his legal representatives or by his attorney duly authorized by written power of attorney filed with the Company's Transfer Agent. In case of loss or destruction of a certificate of stock, another may be issued in lieu thereof in such manner and upon such terms as the Board shall authorize.

     The Board of Directors may fix a time, not more than ninety (90) days prior to the date of any meeting of the stockholders, or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights,
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or the date when any change or conversion or exchange of capital stock will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of stock on the books of the Company after any record date fixed as aforesaid.

                                  ARTICLE VII

                                  Fiscal Year

     The fiscal year of the Company shall end on the 31st day of December.

                                  ARTICLE VIII

                                   Amendments

     Unless otherwise provided in the Articles of Incorporation, as amended, these bylaws may be amended by a vote of two-thirds of the members of the Board of Directors at any regular or special meeting duly convened after notice of that purpose, subject always to the power of stockholders under law and in accordance with the Articles of Incorporation, as amended, to change such action.

                                   ARTICLE IX

                  Limitation on Directors' Personal Liability;
                   Indemnification of Directors and Officers

     SECTION 1. A director of the Company shall not be personally liable for monetary damages for any action taken or failure to take any action unless the director has breached or failed to perform the duties of his or her office under
Section 8363 of the Pennsylvania Directors' Liability Act and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any responsibility or liability of such director pursuant to any criminal statute, or (ii) for any liability of a director for the payment of taxes pursuant to local, state or federal law.

     SECTION 2. The Company shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to or otherwise involved in (as a witness or otherwise) an action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether by or in the right of the Company or otherwise) by reason of the fact that the person is or was a director or officer of the Company or while a director or officer of the Company, either serves or served as a director, officer, trustee, employee or agent of any other related enterprise or in connection with a related employee benefit plan at the request of the Company or serves or served as a director, officer, trustee, employee or agent of any other unrelated enterprise at the specific written request of the Company against any expenses and liability actually incurred including without limitation judgments and amounts paid or to be paid in settlement of and in actions brought by or in the right of
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the Company. Expenses incurred by such a person in defending a civil or criminal action, suit or proceeding or in enforcing any right under this Article shall be paid by the Company in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount to the extent it shall ultimately be determined that such person is not entitled to be indemnified by the Company or, in the case of a criminal action, the majority of the Board of Directors so determines. The right to indemnification and advancement of expenses conferred in this Section shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any agreement, vote of stockholders or directors or otherwise, the Company having the express authority to enter such agreements as the Board of Directors deems appropriate for the indemnification of and advancement of expenses, including the creation of a fund therefor or equivalent guarantee, to present or future directors and officers of the Company in connection with their service as director or officer of the Company or their service as director, officer, trustee, employee or agent of any other enterprise or in connection with an employee benefit plan at the request of the Company.
The right to indemnification and the advancement of expenses provided in this Section shall be a contract right, shall continue as to a person who has ceased to serve in the capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

     SECTION 3. No amendment, alteration or repeal of this Article IX, nor the adoption of any provision inconsistent with this Article IX, shall adversely affect any limitation on the personal liability of a director or officer, or the rights of a director or officer to indemnification and advancement of expenses, existing at the time of such amendment, modification or repeal, or the adoption of such an inconsistent provision.